Exhibit 10.3

Rules of the Markit 2006 Additional Share Option Plan

Markit Group Limited

Rules approved by the Board on 26 April 2006 and by the shareholders

RULES OF THE MARKIT 2006

ADDITIONAL SHARE OPTION PLAN

1.	DEFINITIONS

In these Rules (unless the context otherwise requires) the following words and phrases have the following meanings:

“Affiliate” has the meaning given to it in the Articles;

“Articles” means the Articles of Association of the Company currently in force and as amended from time to time and “Article” shall be construed accordingly;

“Bad Leaver” has the meaning given to it in Article 15.3 of the Articles;

“Board” means the board of directors from time to time of the Company (or the directors present at a duly convened meeting of such board) or a duly authorised committee of the board;

“Code” means the Internal Revenue Code of 1986, as amended;

“Commencement Date” means the date on which the Plan is approved by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months before or after the Plan is adopted by the Board;

“Company” means Markit Group Limited (No. 4185146);

“Date of Grant” means the date on which the Board grants an Option in accordance with Rule 3;

“Deed of Adherence” means a valid deed of adherence to the Shareholders’ Agreement;

“Departing Employee” has the meaning given to it in Article 15.1 of the Articles;

“Drag Along Notice” has the meaning given to it in Article 14.1 of the Articles;

“Eligible Participant” means any employee (including a director) of the Company or an Affiliate of the Company;

“Exercise Price” means the price per Share at which a Participant may exercise an Option, established in accordance with Rule 4;

“Fair Market Value” shall be set in good faith by the Board based on reasonable methods;

“Good Leaver” has the meaning given to it in Article 15.3(c) of the Articles;

“Incentive Stock Option” means any Option granted to a Participant under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code;

“Listing” has the meaning given to it in the Articles;

“Member of the Group” means the Company or any Affiliate of the Company from time to time;

“Non-Qualified Stock Option” means any Option granted under the Plan that is not an Incentive Stock Option;

“Option” means a right to acquire Shares at the Exercise Price in accordance with the Rules;

“Option Tax Liability” means an amount sufficient to satisfy all taxes, duties, social security or national insurance contributions or any other amounts which are required to be withheld or accounted for on behalf of the Participant by any Member of the Group;

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code;

“Participant” means any individual who has been granted and remains entitled to exercise a Subsisting Option or (where the context admits) the personal representatives of any such individual;

“Plan” means this plan as governed by the Rules;

“Qualifying Proposed Sale” has the meaning given to it in Article 14.1 of the Articles;

“Rules” means these rules as from time to time amended in accordance with their provisions by the Board or by the Company in general meeting;

“Share” means a fully paid C Ordinary Share in the capital of the Company, as defined in the Articles;

“Shareholders’ Agreement” is the agreement defined in the Articles as the same may be amended from time to time;

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code;

“Subsisting Option” means an Option to the extent that it has neither lapsed nor been exercised;

“Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent;

“Vesting Schedule” means, subject to the terms of the Plan, the vesting schedule attached to these Rules as Appendix A hereto or such other vesting schedule determined by the Board; and

“Voluntary Resignation” has the meaning given to it in the Articles.

Where the context so admits the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted and shall include any regulations or other subordinate legislation made under it. The Vesting Schedule forms a part of the Plan.

2.	COMMENCEMENT AND TITLE

The Plan shall commence on the Commencement Date and shall be known as The Markit 2006 Additional Share Option Plan.

3.	THE GRANT OF OPTIONS

3.1

The Board may grant Options to an Eligible Participant to acquire Shares subject to (i) the Company having received from each such Eligible Participant a fully signed and dated original of the power of attorney in the form attached to these rules as Appendix B hereto and (ii) the rules of this Plan including the Vesting Schedule and such other objective terms or conditions as the Board may in its absolute discretion determine. Options may be granted only to such Eligible Participants as the Board shall in its absolute discretion select. No Eligible Participant shall be entitled as of right to participate. The extent of any grant of Options shall be determined by the Board in its absolute discretion.

3.2	The Board, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Board authorizes the Company to assume an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Board elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

3.3	No consideration shall be payable for the grant of an Option. The Board shall grant Options by deed in such form as the Board shall decide. A single deed of grant may be executed in favour of any number of Participants. Each Participant shall on, or as soon as possible after, the Date of Grant be issued with a certificate as evidence of the grant of an Option.

3.4	The aggregate number of Shares that may be issued or used for reference purposes under this Plan shall not exceed 300,000 Shares (subject to any increase or decrease pursuant to Rule 8.1 of the Plan). If any Option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of Shares underlying any unexercised Option shall again be available for the purpose of Options under the Plan.

3.5	The Board shall have authority to determine whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option, provided that an Eligible Participant who is a director is not eligible to be granted an Incentive Stock Option; and, provided, further, only Eligible Participants who are employees of the Company or any Subsidiary or Parent are eligible to be granted Incentive Stock Options.

4.	THE EXERCISE PRICE

4.1	Save as otherwise determined by the Board in its absolute discretion no later than the Date of Grant, the Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Exercise Price shall be no less than 110% of the Fair Market Value of a Share on the Date of Grant.

4.2	The Exercise Price is subject to adjustment in accordance with Rule 8.

5.	NON-ASSIGNABILITY OF OPTIONS

No Option granted to an Eligible Participant under the Plan shall be capable of being transferred by him or his personal representative(s) or of being mortgaged, pledged or encumbered in any way whatsoever. In the event of any breach or purported breach of this provision the Option shall lapse forthwith. This Rule 5 shall not prevent the personal representative(s) of a deceased Participant from exercising the Option in accordance with the Rules.

6.	WHEN OPTIONS MAY BE EXERCISED

6.1	Subject to Rule 9, a Subsisting Option shall be exercisable only to the extent that it has vested in accordance with the Vesting Schedule.

6.2	A Subsisting Option, whenever granted, shall lapse and cease to be exercisable upon the earliest to happen of the following:

(a)	the fifth anniversary of its Date of Grant with respect to an Incentive Stock Option granted to a Ten Percent Shareholder, or as otherwise may be decided by the Board;

(b)	the first anniversary of the date of death of the Participant;

(c)	the date upon which the Participant becomes a Departing Employee in circumstances where the Participant is a Bad Leaver;

(d)	three months from the date on which a Participant becomes a Departing Employee in respect of the element of the Subsisting Option which has vested in accordance with the Vesting Schedule and immediately on the date on which the Participant becomes a Departing Employee in respect of any element of the Subsisting Option which has not vested in accordance with the Vesting Schedule on such date; and

(e)	the expiry of the periods mentioned in Rule 9.1, 9.2, 9.3, 9.4 and 9.5.

7.	MANNER OF EXERCISE OF OPTIONS

7.1	Subject to Rule 7.2, an Option shall be exercised by the Participant lodging with the Secretary of the Company at its registered office (or otherwise as may be notified to Participants from time to time):

(a)	an option certificate in respect of the Option to be exercised;

(b)	a notice of exercise in such form as the Board may from time to time prescribe, duly executed in accordance with the instructions in such notice;

(c)	payment (in such manner as the Board shall direct) of a sum equal to the aggregate Exercise Price of the Shares in relation to which the Option is then being exercised, together with an amount equal to that required to be paid pursuant to Rule 7.2(b) below; and

(d)	in respect of an exercise of an Option in the circumstances set out in Rule 9.1, a duly executed power of attorney in the form provided by the Company on grant of the Option appointing the Company as the Participant’s attorney to execute documents on behalf of the Participant to give effect to the transfer of the Shares the Participant would hold following the exercise of such Option. PROVIDED ALWAYS THAT if the relevant Qualifying Proposed Sale has not completed within 60 days of the date on which the Drag Along Notice is delivered to the Company pursuant to Article 14.1 or the date on which a copy of the relevant offer to the Participants pursuant to Article 14.2(d) is delivered to the Company, as the case may be, then the Company shall return to the Participants the documents referred to in Rules 7.1(a) and (b) and the payment referred to in Rule 7.1(c) and, notwithstanding anything to the contrary in the Plan, the Option shall be deemed not to have been exercised.

7.2	The exercise of an Option by a Participant under Rule 7.1 shall be conditional upon:

(a)	agreement being reached between the Company and the Participant as to the amount, or their best estimate of the amount, of the Option Tax Liability; and

(b)	payment of the estimate or amount of the Option Tax Liability or arrangements which are satisfactory to the Company for the payment by the Participant of the Option Tax Liability whether in cash or by deduction from cash payments otherwise to be made to the Participant or by the withholding of Shares otherwise deliverable to the Participant on the exercise of the Option equal in value to the amount of the Option Tax Liability; and

(c)	(if not already a party to the Shareholders’ Agreement) execution by the Participant of a Deed of Adherence and agreement by the Participant that he shall take the Shares subject to the Shareholders’ Agreement and Memorandum of Association of the Company and the Articles.

7.3	Subject to the obtaining of any necessary regulatory consents, the Board shall within 30 days of the exercise of any Option cause the Company to allot and issue or procure the transfer of the relevant Shares and send or cause to be sent to the Participant who has exercised the Option a share certificate for the Shares in respect of which the Option is exercised provided such allotment or transfer is lawful.

7.4	Shares issued pursuant to the Plan will rank pari passu in all respects with the Shares then already in issue except that they and any Shares transferred pursuant to the Plan will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of exercise of the relevant Option.

7.5	The Company shall maintain sufficient unissued share capital to satisfy all rights to subscribe for Shares from time to time under Subsisting Options.

8.	ALTERATIONS OF SHARE CAPITAL

8.1	In the event of any variation in the share capital of the Company by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital or otherwise, then the number and the nominal value of Shares subject to any Subsisting Options, the Exercise Price and, where an Option has been exercised but as at the date of the variation of capital referred to above no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired, may be adjusted by the Board in such manner and with effect from such date as the Board may in its absolute discretion determine to be appropriate.

8.2	No adjustment under Rule 8.1 shall be made which would reduce the Exercise Price of any Option to subscribe for Shares below the nominal value of a Share unless and to the extent that:

(a)	the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to the Option exceeds the aggregate adjusted Exercise Price; and

(b)	the Board shall resolve to capitalise and apply such sum on exercise of that Option.

8.3	The Board shall notify Participants in such manner as it thinks fit of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or re-issue any option certificate as a result of any such adjustment.

9.	SALE, FLOTATION AND LIQUIDATION

9.1	In the event of a Qualifying Proposed Sale a Subsisting Option shall be exercisable in full (but only to the extent that the Option has not lapsed) from the date on which either (a) the Drag Along Notice is delivered to the Company pursuant to Article 14.1 (in the case of a proposed sale by Initiating Shareholders to a third party in accordance with Article 14.1) or (b) a copy of the offer(s) to the Participants pursuant to Article 14.2(d) is delivered to the Company pursuant to such Article (in the case of a sale to a third party purchaser in accordance with Article 14.2) until completion of the relevant sale under (a) or (b) above (as the case may be).

9.2	Upon receipt by the Company of a Drag Along Notice pursuant to Article 14.1(b) or a copy of the offer(s) to the Participants pursuant to Article 14.2(d), the Company shall use all reasonable endeavours as soon as reasonably practicable thereafter to notify the Participants of the details of:

(a)	the Drag Along Notice and the date (if any) specified therein on which the Non-Initiating Shareholders (as defined in the Articles) must transfer their Ordinary Shares to the proposed transferee (in the case of 9.1(a) above); or

(b)	the offer(s) (in the case of 9.1(b) above).

The Participants shall be Non-Initiating Shareholders (as defined in the Articles) and shall be bound to transfer their Shares to the proposed transferee as provided for in Article 14.1 if they exercise their Options pursuant to Rule 9.1. The proposed transferee shall be entitled to enforce this right or benefit against the Participants in accordance with the Contracts (Rights of Third Parties) Act 1999 provided that no amendment, variation or termination of the Plan (whether or not affecting such right or benefit) shall require the consent of the transferee nor shall such transferee be entitled to veto any amendment, variation or termination of the Plan.

9.3	If the Court sanctions a compromise or arrangement under section 425 of the Companies Act 1985 in respect of the Company (other than for the purpose of a restructuring), any Subsisting Option may (notwithstanding any other provision of this Plan) be exercised in full (but only to the extent that the Option has not lapsed) within 60 days of the Court sanctioning the compromise or arrangement, provided that the notice of exercise given in accordance with Rule 7.1(b) has been received by the Company within 30 days of the Court’s sanction.

9.4	If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, any Subsisting Option may (notwithstanding any other provision of this Plan) be exercised in full (but only to the extent that the Option has not lapsed) at any time when that person remains so bound or entitled.

9.5	If the Company passes a resolution for voluntary winding-up, any Subsisting Option may (notwithstanding any other provision of this Plan) be exercised in full (but only to the extent that the Option has not lapsed) within one month of the passing of the resolution.

9.6	Any Subsisting Option may (notwithstanding any other provision of this Plan) be exercised in full (but only to the extent that the Option has not lapsed) within six months of the effective date of a Listing in respect of the Company.

9.7	The exercise of an Option pursuant to the preceding provisions of this Rule 9 shall be subject to the provisions of Rule 7.

10.	EMPLOYMENT RIGHTS

10.1	The Plan shall not form part of any contract of employment between any Member of the Group and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Member of the Group shall not be affected by his participation in the Plan or any right which he may have to participate therein.

10.2	Participation in the Plan shall be on the express condition that:

(a)	neither it nor cessation of participation shall afford any individual under the terms of his office or employment with any Member of the Group any additional or other rights to compensation or damages; and

(b)	no damages or compensation shall be payable in consequence of the termination of such office or employment (whether or not in circumstances giving rise to a claim for wrongful or unfair dismissal) or for any other reason whatsoever to compensate him for the loss of any rights the Participant would otherwise have had (actual or prospective) under the Plan howsoever arising but for such termination; and

(c)	the Participant shall be deemed irrevocably to have waived any such rights to which he may otherwise have been entitled.

10.3	No individual shall have any claim against a Member of the Group arising out of his not being admitted to participation in the Plan which (for the avoidance of all, if any, doubt) is entirely within the discretion of the Board.

10.4	No Participant shall be entitled to claim compensation from any Member of the Group in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him consequent upon the lapse for any reason of any Option held by him or otherwise in connection with the Plan and each Member of the Group shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Participant.

11.	ADMINISTRATION AND AMENDMENT

11.1	The Plan shall be administered under the direction of the Board who may at any time and from time to time by resolution and without other formality delete, amend or add to the Rules of the Plan in any respect provided that no deletion, amendment or addition shall operate to affect adversely in any way any rights already acquired by a Participant under the Plan without the approval such number the affected Participants as would be required to amend the Articles with respect to the terms of the Shares on the assumption that the affected Participants constitute the sole shareholders of the Company.

11.2	Notwithstanding anything to the contrary contained in these Rules, the Board may at any time by resolution and without further formality:

(a)	amend the Plan in any way to the extent necessary to obtain or maintain beneficial tax treatment for any Member of the Group in any jurisdiction; and

(b)	amend the Plan in any way to the extent necessary to take account of federal, state or other local tax, exchange control or securities laws, regulation or practice in any jurisdiction relevant to a Participant or Member of the Group.

11.3	Any notice or other communication under or in connection with the Plan may be given:

(a)	by the Company to an Eligible Participant or Participant either personally or sent to him at his place of work by electronic mail or by post addressed to the address last known to the Company (including any address supplied by the relevant Participating Company or any Subsidiary) or sent through the Company’s internal postal service: and

(b)	to the Company either personally or by post to the Company Secretary.

Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

11.4	The Company shall bear the costs of setting up and administering the Plan. However, the Company may require any Member of the Group to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such company’s officers or employees.

11.5	The Company shall maintain all necessary books of account and records relating to the Plan.

11.6	The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, in so far as such document is required to be executed pursuant hereto.

11.7	The Company may send copies to Participants of any notice or document sent by the Company to the holders of Shares.

11.8	If any Option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

11.9	In the case of the partial exercise of an Option, the Board may call in and endorse or cancel and re-issue as it thinks fit, any certificate for the balance of Shares over which the Option was granted.

12.	EXCLUSION OF THIRD PARTY RIGHTS

Save as provided in Rule 9.2, the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Plan nor to any Option granted under it and no person other than the parties to an Option shall have any rights under it nor shall it be enforceable under that Act by any person other than the parties to it.

13.	TERMINATION

The Plan may be terminated at any time by a resolution of the Board or by a resolution of the Company in general meeting. On termination, no further Options shall be granted but such termination shall not affect the subsisting rights of Participants

14.	TERM

No Option shall be granted pursuant to the Plan on or after 31 December 2009.

15.	INCENTIVE STOCK OPTION LIMITATIONS

To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Participant which is an employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

16.	GOVERNING LAW

These Rules and all matters arising from the Rules shall be governed and construed in accordance with English law and Participants shall agree to submit to the jurisdiction of the English Courts in respect of this Plan, their Option(s) and any Shares issued or transferred to them in respect of such Option(s).

10 Bricket Road St Albans Hertfordshire	Tel +44 (0) 1727 734 200 Fax +44 (0) 1727 834 068 www.markit.com
AL1 3JX Registration No.: 4185146 UK

APPENDIX A

VESTING SCHEDULE

1.	Provided the Participant has not become a Departing Employee, an Option shall vest in accordance with one of the following Vesting Conditions determined by the Board in its absolute discretion on the Date of Grant:

Vesting Condition 1

The Option shall vest as to 1/3 of the total number of Shares subject to the Option on the first day of each year beginning on the anniversary of the date on which the Option is granted.

Vesting Condition 2

The Option shall vest over all or such number of Shares subject to the Option and on such date or dates and generally in such manner as may be determined by the Board.

2.	In the event that the number of vested shares would give rise to an entitlement to a fraction of a Share, the number of Shares so vested shall be rounded to the nearest whole number of Shares, or rounded upwards if the entitlement to a fraction of a Share would otherwise have been an entitlement to one half of one Share.

APPENDIX B

POWER OF ATTORNEY

WHEREAS the Principal (as defined below) has been granted an option (the “Option”) to acquire C Ordinary Shares (the “Shares”) in Markit Group Limited (the “Company”) subject to the terms of the Markit 2006 Additional Share Option Plan (the “Plan”), and terms and expressions used in this power of attorney shall have the same meaning as those defined in the rules of the Plan and/or the Articles of Association of the Company.

BY THIS POWER OF ATTORNEY made on the date set out below, the undersigned (the “Principal”) hereby appoints with effect from the Effective Date (as defined below) any director or the company secretary of the Company (each an “Attorney”) whose registered address is 10 Bricket Road, St. Albans Herts AL1 3JX as his attorney in the Principal’s name or otherwise and on his behalf and in connection with a Relevant Sale (as defined below) hereby:

AUTHORITY

1.	(a)	authorises and directs the Attorney to exercise the Option on his behalf to acquire the maximum number of Shares attainable under the Option within the period during which the Option remains exercisable in accordance with Rule 9.1 of the Plan;

(b)	in the case of a proposed sale pursuant to Article 14.1, authorises and directs the Attorney to procure the transfer on his behalf of the Shares acquired on exercise of the Option to the third party purchaser and to do all things necessary to effect such transfer including the execution of any necessary documents on his behalf;

(c)	in the case of a proposed sale under Article 14.2, authorises and directs the Attorney to accept the offer made by the third party purchaser on his behalf in respect of the Shares to be acquired on exercise of the Option and to procure the transfer on his behalf of such Shares to the third party purchaser and to do all things necessary to effect acceptance of the offer and such transfer, including the execution of any necessary documents on his behalf;

(d)	authorises and directs that all sale proceeds (the “Sale Proceeds”) received in respect of the sale of the Shares in accordance with (b) or (c) above be paid to the Company or such other person as the Attorney shall see fit to be held by such person as the Principal’s agent and that the Sale Proceeds shall be paid to the Principal as soon as is reasonably practicable following deduction of the amounts specified in (e) and (f) below;

(e)	authorises and directs the Attorney to procure that the aggregate Exercise Price payable in respect of the exercise of his Option is deducted from the Sale Proceeds, which the Principal hereby irrevocably undertakes to pay; and

(f)	authorises and directs the Attorney to procure that the Option Tax Liability as defined in the Plan (if any) which arises in respect of the exercise of his Option is deducted from the Sale Proceeds; and

2.	authorises and directs the Attorney to take any steps or do anything which the Attorney in its absolute discretion considers desirable in connection with the exercise of the Option or the implementation and/or execution of documents relating thereto in connection with, and conditional on completion of the Relevant Sale.

This power of attorney shall become effective immediately upon the date (the “Effective Date”) on which the Company receives either a Drag Along Notice pursuant to Article 14.1(b) or a copy of the offer(s) to the holders of options under the Employee Share Option Schemes pursuant to Article 14.2(d), as the case may be, provided in each case the proposed sale (the “Relevant Sale”) in respect of which such Drag Along Notice or copy of the offer(s) is received is to be for a cash consideration only. This power of attorney shall expire to the extent that any Option is exercised by the Principal or the extent that the Option lapses or expires in accordance with the terms of the Plan and in any event shall expire on 31 December 2010. The Principal undertakes to ratify and confirm whatever the Attorney does or purports to do in good faith in the exercise of any power conferred by this power of attorney.

The Principal declares that a person who deals with the Attorney and the Company in good faith may accept a written statement signed by any director or the company secretary of the Company to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

The Principal undertakes to indemnify the Attorney fully against all claims, losses, costs, expenses, damages or liability which it sustains or incurs as a result of any action taken by it in good faith pursuant to this power of attorney (including any cost incurred in enforcing this indemnity).

This power of attorney (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation or any act performed or claimed to be performed under it) shall be governed by and construed in accordance with English law.

In witness whereof this power of attorney has been executed as a deed on the date set out below.

Signed and delivered as a deed by:

Signature:
«First_Name» «Last_Name»
«Address_1» «Address_2» «Address_3» «Address_4»
Date:

in the presence of:

Signature:
Name:
Occupation:
Address: